SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, DC  20549




                                     FORM 8-K/A

                                  CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)        JANUARY 21, 1997


Berry Plastics Corporation
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware                          33-75706                         35-1813706
(STATE OR OTHER JURISDICTION     (COMMISSION                     (IRS EMPLOYER
  OF INCORPORATION)                FILE NUMBER)              IDENTIFICATION NO.)

101 Oakley Street
Evansville, Indiana                                                     47710
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                            (ZIP CODE)


Registrant's telephone number, including area code        (812) 424-2904




(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

						AMENDMENT NO. 1


The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, Date of Report January 21, 1997, and filed February 4, 1997, as set forth in the pages attached hereto:

      ITEM 7 (A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

      Audited Financial Statements of PackerWare Corporation for the year ended October 31, 1996:
         Independent Accountants' Report of Baird, Kurtz and Dobson
         Balance Sheet
         Statement of Income
         Statement of changes in Stockholders' Equity
         Statement of Cash Flows
         Notes to Financial Statements

      Audited Balance Sheet of PackerWare Corporation as of January 21, 1997:
         Report of Ernst & Young LLP, Independent Auditors
         Balance Sheet
         Notes to Balance Sheet

      Unaudited Statements of Operations and Cash Flows of PackerWare Corporation for the period from November 1, 1996 to January 21, 1997:
         Statements of Operations
         Statement of Cash Flow
         Note to Statements of Operation and Cash Flow

      ITEM 7 (B) PRO FORMA FINANCIAL INFORMATION

      ProForma Unaudited Condensed Financial Statements of BPC Holding Corporation for the year ended December 28, 1996:
         Pro Forma Unaudited Condensed Consolidated Balance Sheet
         Notes to Pro Forma Unaudited Condensed Consolidated Balance Sheet Pro Forma Unaudited Condensed Consolidated Statement of Operations Notes to Pro Forma Unaudited Condensed Consolidated Statement of
           Operations
         Unaudited Pro Forma Financial Information of Berry Plastics
           Corporation

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                           BERRY PLASTICS CORPORATION


                           By:   /S/ JAMES M. KRATOCHVIL
                                James M. Kratochvil
                                Vice President, Chief Financial Officer,
                                Treasurer and Secretary





Dated:  April 7, 1997

                         PACKERWARE CORPORATION

                         Accountants' Report and
                          Financial Statements

                            October 31, 1996

                            PACKERWARE CORPORATION

                               OCTOBER 31, 1996


                                   CONTENTS

                                                                      PAGE

INDEPENDENT ACCOUNTANTS' REPORT                                         1

FINANCIAL STATEMENTS
   Balance Sheet                                                        2
   Statement of Income                                                  3
   Statement of Changes in Stockholders' Equity                         4
   Statement of Cash Flows                                              5
   Notes to Financial Statements                                        6

                 INDEPENDENT ACCOUNTANTS' REPORT



Board of Directors
PackerWare Corporation
Lawrence, Kansas


   We have audited the accompanying balance sheet of PACKERWARE CORPORATION as of October 31, 1996, and the related statements of income, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PACKERWARE CORPORATION as of October 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

   As discussed in Note 8, in 1996 the Company changed its method of accounting for the Employee Stock Ownership Plan by retroactively restating prior years' financial statements.


                                    By  /s/ BAIRD, KURTZ & DOBSON
                            						  ---------------------------------
                                      BAIRD, KURTZ & DOBSON

Kansas City, Missouri
December 23, 1996, except for Note 12,
   as to which the date is January 21, 1997

                               BALANCE SHEET

                             OCTOBER 31, 1996


                                  ASSETS

CURRENT ASSETS
  Cash                                                                        $       22,034
  Accounts receivable - trade, less allowance for doubtful
     accounts of $61,648                                                           4,541,901
  Inventories                                                                      7,536,702
  Deferred income taxes                                                              640,000
  Prepaid expenses                                                                   146,316
  Refundable income taxes
                                                                                ------------
     Total Current Assets                                                         12,886,953
                                                                                ------------

RESTRICTED CASH DEPOSITS                                                              13,867
                                                                                ------------
PROPERTY AND EQUIPMENT, At cost
  Land                                                                               333,979
  Buildings and improvements                                                       9,375,285
  Equipment                                                                       36,919,938
  Furniture and fixtures                                                           1,429,661
  Automobiles and trucks                                                             114,629
  Leasehold improvements                                                             544,989
  Molds in process                                                                   660,506
                                                                                ------------
                                                                                  49,378,987
  Less accumulated depreciation                                                   34,753,686
                                                                                ------------
                                                                                  14,625,301


OTHER ASSETS
  Deposits                                                                            22,188
  Long-term bond origination costs (net of accumulated
      amortization of $491,556)                                                       35,277
  Receivable - employees                                                               4,701
  Cash surrender value of life insurance, net of policy
      loans of $14,866                                                               301,202
                                                                                ------------
                                                                                     363,368
                                                                                ------------
                                                                                 $27,889,489
                                                                                ============

                   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Current maturities of long-term debt                                             $ 7,836,935
  Checks released in excess of available cash balances                               445,947
  Accounts payable                                                                 3,167,310
  Accrued expenses                                                                 1,467,317
  Accrued vacation                                                                   485,800
  Income taxes payable                                                               104,000
                                                                                ------------
         Total Current Liabilities                                                13,507,309
                                                                                ------------


DEFERRED INCOME TAXES                                                                604,090
                                                                                ------------

EMPLOYEE STOCK OWNERSHIP PLAN OBLIGATION,
  Less current maturities                                                          6,480,000
                                                                                ------------


STOCKHOLDERS' EQUITY
  Common stock, par value $.10 per share; authorized
     2,000,000 shares, issued 911,900 shares                                          91,190
  Additional paid-in capital                                                       5,465,143
                                                                                ------------
  Retained earnings                                                                7,238,332
                                                                                  12,794,665

  Less:
     Treasury stock, at cost, 211,912 shares,                                     (1,696,575)
     Unearned ESOP shares                                                         (3,800,000)
                                                                                ------------
                                                                                   7,298,090
                                                                                ------------


                                                                                 $27,889,489
                                                                                ============

                            STATEMENT OF INCOME

                        YEAR ENDED OCTOBER 31, 1996




NET SALES                                                                        $42,818,096

COST OF GOODS SOLD                                                                36,521,062
                                                                                ------------
GROSS PROFIT                                                                       6,297,034
                                                                                ------------

OPERATING EXPENSES
  Selling                                                                          2,456,240
  General and administrative                                                       2,316,472
                                                                                ------------
                                                                                   4,772,712
                                                                                ------------

INCOME FROM OPERATIONS                                                             1,524,322
                                                                                ------------
OTHER INCOME (EXPENSE)
  Interest income                                                                     15,766
  Interest expense                                                                  (908,958)
  ESOP interest expense                                                             (576,386)
  Gain on sale of property and equipment                                             466,673
  Other                                                                              (40,729)
                                                                                ------------
                                                                                  (1,043,634)
                                                                                ------------

INCOME BEFORE INCOME TAXES                                                           480,688

PROVISION FOR INCOME TAXES                                                           243,000
                                                                                ------------
NET INCOME                                                                      $    237,688
                                                                                ============

               STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                        YEAR ENDED OCTOBER 31, 1996




                                                         Additional                                                 Unearned
                                        Common             Paid-in            Retained           Treasury              ESOP
                                        STOCK               CAPITAL           EARNINGS             STOCK              SHARES
                                      -------             ----------         ------------       -----------        -----------
BALANCE, OCTOBER 31, 1995              $9,190             $5,992,143         $  9,316,644       $(1,576,425)       $(7,010,000)
  Adjustment applicable to prior
    years for adoption of SOP 93-6,
    Employers' Accounting for
    Employee Stock Ownership Plans                          (254,000)          (2,316,000)                -          2,570,000
                                      -------             ----------         ------------       -----------        -----------
BALANCE, OCTOBER 31, 1995,
 AS RESTATED                            9,190              5,738,143            7,000,644        (1,576,425)        (4,440,000)
   Net income                                                                     237,688
   Purchase of treasury stock                                                                    (120,150)
   ESOP shares released, net of
    taxes                                                   (273,000)                                                  640,000
                                      -------             ----------         ------------       -----------        -----------
BALANCE, OCTOBER 31, 1996              $9,190             $5,465,143         $  7,238,332       $(1,696,575)       $(3,800,000)
                                      =======             ==========         ============       ===========        ===========

                          STATEMENT OF CASH FLOWS

                        YEAR ENDED OCTOBER 31, 1996




CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                                   $     237,688
  Items not requiring (providing) cash:
    Depreciation and amortization                                                  3,341,551
    Gain on sale of assets                                                          (466,673)
    Deferred income taxes                                                            169,000
    Write-off of investment in affiliate                                              50,000
    ESOP expense                                                                     192,000
  Changes in:
    Accounts receivable                                                              678,559
    Inventories                                                                   (1,977,044)
    Income taxes payable                                                             411,898
    Prepaid expenses                                                                 (78,113)
    Checks released in excess of available cash balances                              11,587
    Accounts payable                                                                  10,569
    Accrued expenses                                                                  55,086
                                                                                ------------
         Net cash provided by operating activities                                 2,636,108
                                                                                ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Decrease in restricted cash                                                        292,396
  Purchases of property and equipment                                             (2,149,171)
  Proceeds from sale of property and equipment                                       589,200
  Increase in cash surrender value of officers' life insurance                       (18,830)
  Change in advances to employees                                                        609
  Change in escrow deposits                                                           25,532
                                                                                ------------
         Net cash used in investing activities                                    (1,260,264)
                                                                                ------------


CASH FLOWS FROM FINANCING ACTIVITIES
  Net borrowings on line-of-credit agreement                                         672,195
  Proceeds from issuance of long-term debt                                         1,400,000
  Principal payments on long-term debt                                            (2,938,939)
  Payments to acquire treasury stock                                                (120,150)
  Payment of ESOP debt                                                              (530,000)
                                                                                ------------
         Net cash used in financing activities                                    (1,516,894)
                                                                                ------------

DECREASE IN CASH                                                                    (141,050)

CASH, BEGINNING OF YEAR                                                              163,084
                                                                                ------------
CASH, END OF YEAR                                                               $     22,034

NOTE 1:   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

   The Company earns revenues primarily from manufacturing and selling of various plastic products, including products for various retail organizations and certain containers for the food service industry. The Company extends unsecured credit to its customers in the normal course of business.

INVENTORY PRICING

   All inventories are stated at the lower of standard cost, which approximates cost determined using the FIFO (first-in, first-out) method, or market. The Company provides an allowance for slow-moving inventory based on its experience and annual product usage.

PROPERTY AND EQUIPMENT

   Property and equipment are depreciated over the estimated useful life of each asset. Leasehold improvements are depreciated over the shorter of the lease term or the estimated useful lives of the improvements. Annual depreciation is computed using straight-line and accelerated methods.

BOND ORIGINATION COSTS

   Bond origination costs are being amortized over the life of the underlying bond issues using a method that approximates the interest method.

WORKERS' COMPENSATION INSURANCE

   The Company is partially self-insured with respect to workers' compensation insurance coverage. Additionally, the Company purchases "excess" insurance for workers' compensation coverage. Currently under this policy, the Company is liable for the first $175,000 on individual claims, not to exceed an annual aggregate amount of $521,200. Also, the "excess" insurance policy has a total annual aggregate coverage limit of $5,000,000.

INCOME TAXES

   Deferred tax liabilities and assets are recognized for the tax effects of differences between financial statement and tax bases of assets and liabilities. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

INDUSTRIAL REVENUE BONDS

   Industrial revenue bonds, upon which the Company is obligated to pay principal and interest under lease obligations providing for the transfer of ownership to the Company upon the satisfaction of the bond obligations, have been recorded as though the Company were the issuer of the bonds.

CERTAIN SIGNIFICANT ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 2:   RESTRICTED CASH DEPOSITS

   Included in restricted cash are the remaining proceeds from the March 1, 1993, September 1, 1992 and April 15, 1991, Industrial Revenue Bond issues, which are restricted to future equipment acquisition and funds escrowed toward principal and interest payments on the bonds. Investment of the underlying funds is directed by the Company.


NOTE 3:   INVENTORIES

   Inventories at October 31, 1996 consisted of the following:

Raw materials                                             $   669,053
Supplies                                                      984,652
Finished goods                                              6,199,167
                                                          -----------
                                                            7,852,872
Allowance for slow-moving inventory                          (316,170)
                                                          -----------
                                                           $7,536,702
                                                          ===========

NOTE 4:   LONG-TERM DEBT

Industrial Revenue Bonds (A)                               $1,655,000
Installment notes payable (B)                               1,269,304
Notes payable, stockholder (C)                                197,359
Revolving credit agreement (D)                              4,542,084
Other                                                         173,188
                                                          -----------
                                                            7,836,935
Less current maturities                                     1,793,723
                                                          -----------
                                                           $6,043,212
                                                          ===========


        (A) Obligations issued by the City of Lawrence, Kansas; maturing serially through April 2002; the bond series outstanding are:
           Series  4/15/91  -  9.75%  to 10.10%; 10-year  bonds,  Series
           9/1/92 - 6.5% to 9%; Series  A,  3/1/93  - 6.3% to 9%; Series
           4/15/91 bonds were refinanced and paid in full through borrowings described in (D) during 1996. The bonds are collateralized by buildings and equipment.

        (B) Payable to finance company  and due 2002; payable in monthly
           installments  of  $29,540,  including   interest   at   9.7%;
           collateralized by equipment.

        (C) Payable to stockholder and due 1996; payable in variable monthly installments, including interest at 8%; unsecured; subordinated to line of credit (F) and ESOP obligation (SEE
           NOTE 8). During 1995, the Company purchased 20,000 shares of outstanding common stock from the stockholder for $300,000 in exchange for the note payable.

        (D) Provides for borrowing up to $4,000,000 and $1,950,000 under separate line-of-credit agreements pursuant to extension agreement; due January 31, 1998, plus interest at prime plus 1.5% and 2.5%, respectively, payable monthly; collateralized by substantially all of the Company's assets; requires maintenance of Company's primary cash accounts with the bank, maintenance of minimum level of stockholders' equity, restricts the purchase and disposition of certain assets or changes in corporate ownership of the Company, requires maintenance of minimum debt service coverage and minimum levels of tangible net worth.

   In connection with the change in control (SEE NOTE 12), all of the above debt was paid in full subsequent to year end and, therefore, is classified as current in the accompanying balance sheet.

   On October 31, 1994, the Company sold property which represented collateral on the Series 1993B Revenue Bonds. The net proceeds of $2,077,393 (after payment of $512,607 in underwriting fees, taxes and other selling costs) were used to purchase U.S. Government securities. Those securities were deposited in a trust with an escrow agent to provide for all future debt service payments on the 1993B Series Bonds. As a result, the 1993B Series Bonds are considered to be defeased and the liability for those bonds amounting to $1,815,000 at October 31, 1996 is not shown on the balance sheet.


NOTE 5:  OPERATING LEASES

   The Company has entered into several noncancellable leases for various buildings and equipment.

   Future minimum lease payments under these leases at October 31, 1996 are as follows:


   1997                                          $   323,310
   1998                                              293,151
   1999                                              279,632
   2000                                              273,888
   2001                                              273,888
   Thereafter                                        727,488
                                                  ----------
                                                  $2,171,357
                                                  ==========

   Included in future minimum lease payments under noncancellable operating leases are payments of $68,688 annually to the majority stockholder of the Company for rental of certain buildings and equipment. The leases expire in 1997 and 2002.

   All lease payments are charged  to  operations  as  incurred.   Total  rents
charged to operations under all operating leases were $471,773 for 1996.


NOTE 6:  INCOME TAXES

   The provision for income taxes includes these components:

Taxes currently payable                        $249,000
Deferred income taxes                            (6,000)
                                               --------
                                               $243,000
                                               ========

   A reconciliation of income tax expense at the statutory rate to income tax expense at the Company's effective rate is shown below:


   Computed at the statutory rate (34%)                            $163,500
   (Increase) decrease in tax benefit
      resulting from:
         Change in deferred tax asset valuation allowance             2,000
         Nondeductible expenses                                       2,000
         Change in estimate of prior year's tax                      67,500
         Other                                                        8,000
                                                                   --------
   Actual tax provision (credit)                                   $243,000
                                                                   ========

   The tax effects of temporary differences related to deferred taxes shown on the balance sheet are as follows:

   Deferred tax assets:
     Unearned ESOP shares                                         $ 1,045,000
     Alternative minimum tax credits                                  590,000
     Inventory pricing and reserves                                   313,000
     Net operating loss carryforwards                                 337,000
     Accrued compensation                                             245,000
     Workers' compensation reserve                                     78,000
     Allowance for doubtful accounts                                   23,000
     Loss on debt defeasance                                            1,000
                                                                    ---------
                                                                    2,632,000
                                                                    ---------
   Deferred tax liabilities:
     Accumulated depreciation                                      (1,448,000)
     Other                                                            (44,090)
                                                                    ---------
                                                                   (1,492,090)

Net deferred tax asset before valuation allowance                   1,139,910

Valuation allowance:
   Beginning balance                                               (1,102,000)
   Increase during the period                                          (2,000)
                                                                    ---------
   Ending balance                                                  (1,104,000)

Net deferred tax asset                                              $  35,910
                                                                    =========

   The net deferred tax asset is presented on the balance sheet as follows:

   Deferred tax asset - current                                    $ 640,000
   Deferred tax liability - long-term                               (604,090)
                                                                    ---------
   Net deferred tax asset                                          $  35,910

   The Company has available at October 31, 1996, unused operating loss carryforwards of approximately $590,000 for federal income tax purposes and $3,600,000 for state income tax purposes which expire in the years 2008 through 2010. The Company also has alternative minimum tax credits of approximately $590,000 available to offset future federal income taxes. The credits have no expiration date.


NOTE 7:  PROFIT SHARING PLAN

   The Company has a profit sharing plan covering substantially all employees. The Company's contributions to the plan are determined annually by the Board of Directors. Contributions are limited to the maximum amount allowable as a deduction under the Internal Revenue Code. The contribution to the plan for the year ended October 31, 1996 was $78,300.


NOTE 8:  EMPLOYEE STOCK OWNERSHIP PLAN AND RESTATEMENT OF
            PRIOR YEARS' FINANCIAL STATEMENTS

   The Company has an employee stock ownership plan (ESOP) to invest in the Company's common stock for the benefit of eligible employees. The Company makes annual contributions to the plan as determined by the Board of Directors, limited to 25% of eligible employee compensation, plus principal and interest paid on the related debt. Contributions to the plan were $1,106,386 for the year ended October 31, 1996, including $448,000 which has been accounted for as a reduction in additional paid-in capital, and $530,000 in ESOP debt principal reduction. $640,000 has been accounted for as a reduction in unearned shares in the stockholders' equity section of the accompanying balance sheet. The remaining contributions are reported in the accompanying income statement as compensation expense of $192,000, included as components of operating expenses and cost of goods sold, as well as interest expense of $576,386.

   In prior years, the Company recorded ESOP expense as the amount contributed to the plan for the year. During 1996, the Company retroactively changed its method of determining ESOP expense in accordance with Statement of Position
(SOP) 93-6, EMPLOYERS' ACCOUNTING FOR EMPLOYEE STOCK OWNERSHIP PLANS. Accordingly, the debt of the ESOP is recorded as debt and the shares pledged as collateral are reported as unearned ESOP shares in the balance sheet. As shares are released from collateral, the Company reports compensation expense equal to the current market price of the shares. Adjustments applicable to 1995 and prior, less income tax effects, have been included in restated 1996 beginning additional paid-in capital, retained earnings and unearned ESOP shares balances. This change had no effect on total beginning stockholders' equity.

NOTE 8:  EMPLOYEE STOCK OWNERSHIP PLAN  AND RESTATEMENT OF
            PRIOR YEARS' FINANCIAL STATEMENTS  (CONTINUED)

   Through an employee stock ownership trust (ESOT), which was established to fund the ESOP, 250,000 shares of common stock were acquired for $10,000,000 using the proceeds of a special-purpose bank loan to the ESOT. The Company has guaranteed the repayment of the loan to the ESOT. Under the guarantee agreement, the Company is obligated to make contributions to the ESOT to enable it to make similar payments against the bank loan. The loan is payable over ten years with varying monthly installments of principal plus interest. The note bears interest at a base rate (8.25% at October 31, 1996). The Company has pledged substantially all of its assets as collateral for the ESOT loan. The loan agreement also requires the Company to maintain a minimum level of stockholders' equity, restricts the purchase and disposition of certain assets or changes in corporate ownership of the Company, requires maintenance of minimum debt service coverage and requires minimum levels of tangible net worth. The Company is in technical noncompliance with certain covenants contained in the agreement; however, this debt was paid in full subsequent to year end and replaced with long-term debt in connection with the change in control (SEE NOTE 12). For financial reporting purposes, the outstanding ESOT obligation has been reflected as a liability with stockholders' equity reduced by the unearned ESOP shares.

   The principal balance of the ESOT note matures as follows:

     1998                                      $6,480,000
                                               ==========

   The ESOP shares at October 31, 1996 are as follows:

    Shares released for allocation                109,990
    Unreleased shares                              94,977
                                               ----------
    Total ESOP shares                             204,967
                                               ==========

    Estimated fair value of unreleased shares
      based on most recent valuation
      prepared by John M. Kultgen, April 1,
      1996                                     $1,139,724
                                               ==========


NOTE 9:  CONTINGENCIES

   There are various legal proceedings involving the Company. Management considers that the aggregate liabilities, if any, arising from such actions would not have a material adverse effect on the financial position or operations of the Company.

NOTE 10:  STOCK OPTION PLAN

   During 1995, the Company adopted a stock option plan which permits the issuance of options to selected employees and independent contractors of the Company. The plan reserves 50,000 shares of common stock for grant and provides that the term of each award be determined by the committee of the Board of Directors (Committee) charged with administering the plan.

   Under the terms of the plan, options granted may be either nonqualified or incentive stock options and the exercise price, determined by the Committee, may not be less than the fair market value of a share on the date of grant. Incentive stock options granted to an optionee owning more than 10% of the voting power of all classes of the Company's stock will not be less than 110% of the fair market value of such stock. Options granted under the plan are exercisable in installments determined by the Committee.

   At October 31, 1996, the Company had 15,000 options outstanding at an exercise price of $12; 1,000 options are currently exercisable; and 35,000 options are available for grant.


NOTE 11:  SIGNIFICANT ESTIMATES AND CONCENTRATIONS

   Generally accepted  accounting  principles require the disclosure of certain
significant   estimates   and   current   vulnerabilities    due   to   certain
concentrations.  Those matters include the following:

MAJOR CUSTOMER

   Approximately 22% of the Company's total revenue for the year ended October 31, 1996 was from one customer. Additionally, two customers' accounts receivable balances amounted to approximately 28% of accounts receivable for the year ended October 31, 1996.

SELF INSURANCE

   The Company is partially self-insured with respect to workers' compensation insurance coverage. The Company accrues the expense of covered claims plus unasserted claims and unreported incidents occurring during the year based on estimates of the probable total cost of any related claims. Such estimates are calculated by the Company's insurance agency and are based on the Company's own claims experience. Claim payments based on actual 1996 claims ultimately filed could differ materially from these estimates.

RESERVE FOR SLOW-MOVING INVENTORY

   At October 31, 1996, the Company had inventory quantities that exceeded the Company's current year sales volume for certain products. Management has reduced the inventory carrying value by recording an allowance of $316,170 and developed plans to lower inventory levels for such items in the next year. The amount of ultimate loss could differ materially from management's estimates.

ALLOWANCES FOR DOUBTFUL ACCOUNTS

   The Company has recorded an allowance for doubtful accounts related to accounts receivable of $61,648 at October 31, 1996, which management believes to be adequate based on information currently available. However, the amount ultimately collected could differ materially from the carrying amount reflected in these financial statements.


NOTE 12:  CHANGE IN CONTROL

   During 1996, the Company's stockholders and its Board of Directors approved the sale of all of their stock ownership in the Company. The sale closed on January 21, 1997, and the related debt of the Company was refinanced with long-term debt. The amounts shown in the accompanying balance sheet do not reflect any effect of the purchase price allocations which might be made by the buyer.


NOTE 13:  ADDITIONAL CASH FLOWS INFORMATION

   ADDITIONAL CASH INFORMATION
   Interest paid                                       $  851,132
   Income taxes paid (refunded)                          (337,898)

                                 Balance Sheet

                            PackerWare Corporation

                            AS OF JANUARY 21, 1997
                      WITH REPORT OF INDEPENDENT AUDITORS

                            PackerWare Corporation

                                 Balance Sheet


                               January 21, 1997




                                   CONTENTS


Report of Independent Auditors...........................1

Audited Balance Sheet

Balance Sheet.............................................2
Notes to Balance Sheet....................................4

                        Report of Independent Auditors

The Stockholders
PackerWare Corporation

We have audited the accompanying balance sheet of PackerWare Corporation as of January 21, 1997. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position PackerWare Corporation as of January 21, 1997, in conformity with generally accepted accounting principles.


                                Ernst & Young, LLP



Indianapolis, Indiana
February 21, 1997






                     PackerWare Corporation

                         Balance Sheet


                       January 21, 1997

ASSETS (NOTE 3)
Current assets:
   Cash and cash equivalents                                    $      132,799
   Accounts receivable, less allowance for doubtful
     accounts of $72,088                                             2,990,363
   Inventories:
     Finished goods, less allowance for slow moving
        items of $917,010                                            8,147,049
     Raw materials and supplies, less allowance for
        slow moving items of $182,715                                1,631,364
                                                                --------------
                                                                     9,778,413
   Prepaid expenses and other receivables                               80,711
                                                                --------------
Total current assets                                                12,982,286

Property and equipment (Note 3):
   Land                                                                333,980
   Buildings and improvements                                        9,920,275
   Machinery, equipment and tooling                                 37,068,314
   Furniture and fixtures                                            1,441,821
   Automobiles and trucks                                              114,629
   Construction in progress                                            855,762
                                                                --------------
                                                                    49,734,781
   Less accumulated depreciation                                   (35,786,026)
                                                                --------------
                                                                    13,948,755
                                                                --------------
Cash surrender value of life insurance                                 313,847
Deferred income taxes                                                  599,687
Other assets                                                           167,624
                                                                --------------
Total assets                                                    $   28,012,199
                                                                ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                             $    5,678,499
   Accrued expenses and other liabilities                              746,102
   Employee compensation and payroll taxes                             862,333
   Income taxes payable                                                  4,000
   Current portion of long-term debt (NOTE 3)                        8,158,540
   ESOP debt (NOTE 6)                                                6,435,000
                                                                --------------
Total current liabilities                                           21,884,474

Long-term debt (NOTE 3)                                                451,496

Stockholders' equity:
   Common stock; $.10 par value;
      Authorized:  2,000,000 shares
      Issued:  911,900 shares                                           91,190
   Additional paid-in capital                                        5,465,143
   Retained earnings                                                 5,574,418
   Treasury stock at cost, 211,651 shares                           (1,699,522)
   Unearned ESOP shares (NOTE 6)                                    (3,755,000)
                                                                --------------
Total stockholders' equity                                           5,676,229




Total liabilities and stockholders' equity                      $   28,012,199
                                                                ==============

SEE ACCOMPANYING NOTES.

                            PackerWare Corporation

                            Notes to Balance Sheet

                               January 21, 1997


1. NATURE OF OPERATIONS AND BASIS OF PRESENTATION

NATURE OF OPERATIONS

PackerWare Corporation (the "Company") manufactures various injection molded plastic containers, drink cups, housewares, and lawn and garden products in manufacturing facilities in Lawrence, Kansas and Reno, Nevada. The Company's customers are located principally throughout the United States and are primarily comprised of retail organizations and companies operating in the food service industry. Amounts due from five customers comprised 36% of the accounts receivable balance as of January 21, 1997. The Company generally does not require collateral and reviews accounts periodically for collectibility and writes off accounts deemed uncollectible.

Various densities of plastic resin represent the most significant portion of the Company's raw materials. The Company does not anticipate any material difficulty in obtaining an uninterrupted supply of these resins at competitive prices in the near future. However, should a significant shortage of the supply of resin occur, both the price and availability of the principal raw material used in the manufacture of the Company's products could lead to financial disruption to the Company.

PREPARATION OF BALANCE SHEET

The balance sheet has been prepared as of January 21, 1997, immediately prior to the closing of the acquisition of the Company by Berry Plastics Corporation (see Note 8). Accordingly, the balance sheet reflects the assets, liabilities and stockholders' equity using the accounting polices of the Company which follow.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

All highly liquid investments with a maturity of three months or less at the date of purchase are considered to be cash equivalents.

INVENTORIES

Inventories are valued at the lower of cost (first in, first out method) or market.


                            PackerWare Corporation

                      Notes to Balance Sheet (continued)




2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost.   Depreciation is computed primarily
by the straight-line method over the estimated useful lives of the assets ranging from 3 to 35 years.

USE OF ESTIMATES

The preparation of the balance sheet in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the balance sheet and accompanying notes. Actual amounts could differ from those estimates.

3. LONG-TERM DEBT

Long-term debt consists of the following:

   Lines of credit                                            $ 5,390,667
   City of Lawrence, Kansas Industrial Revenue Bonds            1,655,000
   Note payable, finance company                                1,230,590
   Note payable, stockholder                                      193,742
   Note payable, finance company                                  113,726
   Note payable, finance company                                   26,311
                                                              -----------
                                                                8,610,036
   Less current portion                                         8,158,540
                                                              -----------
                                                              $   451,496
                                                              ===========

The lines of credit represent borrowings of $4,000,000 and $1,390,667 under separate line of credit arrangements with the same bank which permit borrowings of up to $4,000,000 and $1,950,000, respectively. Both loans mature on January 31, 1997 with interest which accrues at the bank's corporate base rate plus 1.5% (9.75% at January 21, 1997) and 2.5% (10.75% at January 21, 1997) on the
$4,000,000 and $1,950,000 loans, respectively. The loans are collateralized by security agreements which cover substantially all of the Company's assets. Amounts may be drawn on the loans subject to a borrowing base described in the security agreements.

                            PackerWare Corporation

3. LONG-TERM DEBT (CONTINUED)

The amount due under industrial revenue bonds represents $970,000 and $685,000 balances on initial issuances of $4,000,000 and $1,500,000, respectively. The bonds mature serially through April 2003 with annual payments ranging from $10,000 to $920,000 at interest rates ranging from 7.5% to 9.0%. The bonds are collateralized by specified buildings and equipment.

The $1,230,590 note payable is the remaining balance on a $1,400,000 loan payable to a finance company. The note, which accrues interest at 370 basis points above the current three month treasury yield (9.7% at January 21, 1997) is payable in monthly installments of $29,540, including interest, with a final payment due in March 2001. The note is collateralized by machinery and equipment specified in a security agreement. In addition, the Company is required to meet certain financial covenants. As of January 21, 1997, the Company is in violation of at least one of these covenants. As such, all amounts payable under this note have been classified as current.

The note payable to stockholder, which was due December 31, 1996, is the remaining portion of a $264,000 note executed July 1, 1995. The note is unsecured and is subordinate to the lines of credit and the ESOP obligation (see Note 6).

The $113,726 note payable to a finance company is the remaining portion due under a $490,440 note which is collateralized by specified machinery and equipment. The note, which requires quarterly installments of $24,522 including interest, bears interest at 6.6% and matures in April 1998.

The $26,311 note payable to a finance company is the remaining portion due under a $190,000 note which is collateralized by a security agreement which specifies certain machinery and equipment. The note, which requires monthly payments of $3,861 including interest, bears interest at 8.09% and matures in August 1998.

                            PackerWare Corporation

3. LONG-TERM DEBT (CONTINUED)

Maturities of long-term debt for each of the following years ending January 21 are as follows:

   1998                                              $ 8,158,540
   1999                                                  361,496
   2000                                                   20,000
   2001                                                   20,000
   2002                                                   20,000
   Thereafter                                             30,000
                                                     -----------
                                                     $ 8,610,036
                                                     ===========

4. LEASES

Certain property and equipment are leased under noncancellable operating leases. Future minimum lease payments under noncancellable operating leases for each of following years ended January 21 are as follows:

   1998                                              $   484,591
   1999                                                  467,658
   2000                                                  440,621
   2001                                                  342,988
   2002                                                  341,988
   Thereafter                                            800,891
                                                     -----------
                                                     $ 2,878,737
                                                     ===========

Included in the future minimum lease payments above are payments under noncancellable operating leases to the majority stockholder of the Company or to a company which the majority stockholder of the Company owns an interest in. Future minimum lease payments under these noncancellables operating leases for each of the following years ended January 21 are as follows:

   1998                                                 $133,513
   1999                                                  127,188
   2000                                                  127,188
   2001                                                  116,188
   2002                                                  115,188
   Thereafter                                            177,191
                                                     -----------
                                                        $796,456
                                                     ===========

                            PackerWare Corporation

                      Notes to Balance Sheet (continued)



5. INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred tax assets and liabilities at January 21, 1997 are as follows:

  Deferred tax assets:
    Inventory                                              $   790,086
    Compensation and benefit accruals                          248,108
    Insurance reserves                                          87,985
    Net operating loss carryforwards                           720,501
    Alternative minimum tax credit carryforwards               599,687
    Other                                                       43,687
                                                           -----------
                                                             2,490,054
  Valuation allowance                                         (584,111)
                                                           -----------
                                                             1,905,943
  Deferred tax liabilities:
    Tax depreciation in excess of book depreciation          1,306,256
                                                           -----------
  Net deferred tax asset                                   $   599,687
                                                           ===========

As of January 21, 1997, the Company has unused operating loss carryforwards of approximately $1,271,000 for federal income tax purposes and $4,611,000 for state income tax purposes which begin expiring in 2008 and will fully expire in 2112. The Company also has alternative minimum tax credit carryforwards of approximately $600,000 which have no expiration date.

6. EMPLOYEE STOCK OWNERSHIP PLAN

The Company has an employee stock ownership plan (ESOP) which has invested in the Company's common stock for the benefit of eligible employees. The Company makes annual contributions to the plan as determined by the Board of Directors, limited to 25% of eligible employee compensation, plus principal and interest paid on the related debt.

                            PackerWare Corporation

6. EMPLOYEE STOCK OWNERSHIP PLAN (CONTINUED)

Through an employee stock ownership trust (ESOT), which was established to fund the ESOP, 250,000 shares of common stock were acquired for $10,000,000 using the proceeds of a bank loan the ESOT. The Company has guaranteed the repayment of the loan to the ESOT. Under this guarantee, the Company is obligated to make contributions to the ESOT to enable it to make similar payments against the bank loan. The loan matures on January 31, 1997 and accrues interest at the bank's base rate (8.25% on January 21, 1997) and is collateralized by a security agreement which specifies the stock purchased by the ESOP.

The  Company  accounts  for  the  plan in accordance with Statement of Position
(SOP) 93-6, EMPLOYERS' ACCOUNTING FOR EMPLOYEE STOCK OWNERSHIP PLANS. In accordance with this statement, unearned shares are recorded as a contra-equity account and are valued at their original cost. Compensation expense is charged based on the fair value of shares when they are released. Any differences between the historical cost and fair value of released shares is recorded as an increase or decrease to additional paid-in capital.

The ESOP shares at January 21, 1997 are as follows:

   Shares released for allocation                             $  115,752
   Unreleased shares                                              94,977
                                                              ----------
   Total ESOP shares                                          $  210,729
                                                              ==========
   Estimated fair value of unreleased shares based on
     most recent valuation, November 18, 1996                 $  988,711
                                                              ==========

7. STOCK OPTION PLAN

The Company has a stock option plan which permits the issuance of options to selected employees and independent contractors of the Company. The maximum aggregate number of options which may be outstanding at any point in time under the plan is 50,000.

Under the terms of the plan, options granted may be either nonqualified or incentive stock options and the exercise price may not be less than the fair market value of a share of common stock on the date of grant. Options granted under the plan are exercisable in installments not to exceed ten years from the date of grant.


                            PackerWare Corporation

                      Notes to Balance Sheet (continued)




7. STOCK OPTION PLAN (CONTINUED)

At January 21, 1997, there were 5,000 options outstanding at an exercise price of $14. 2,000 of these shares are currently exercisable at the discretion of the option holder.

8. ACQUISITION OF THE COMPANY

On January 21, 1997, the Company and its shareholders executed an Agreement and Plan of Reorganization (the "Agreement") with Berry Plastics Corporation and PackerWare Acquisition Corporation (collectively "Berry") whereby Berry purchased the outstanding common stock of the Company for a purchase price of approximately $26.5 million.

                     PackerWare Corporation
                    Statement of Operations
                          (Unaudited)

             Period from November 1, 1996 to January 21, 1997
                          (Dollars in thousands)

Net sales                                                           $    5,215
Cost of goods sold                                                       5,897
Gross margin (deficit)                                                    (682)
                                                                    ----------
Operating expenses:
   Selling                                                                 374
   General and administrative                                              702
                                                                    ----------
Total operating expenses                                                 1,076
                                                                    ----------
Loss from operations                                                    (1,758)
Other expense:
   Interest, net                                                           409
   Other                                                                    60
                                                                    ----------
                                                                           469
                                                                    ----------
Loss before income taxes                                                (2,227)
Income tax benefit                                                         564
                                                                    ----------
Net loss                                                            $   (1,663)
                                                                    ==========

                          SEE ACCOMPANYING NOTE.

                       PackerWare Corporation
                       Statement of Cash Flows
                             (Unaudited)

               Period from November 1, 1996 to January 21, 1997
                            (Dollars in thousands)

OPERATING ACTIVITIES
Net loss                                                              $ (1,663)
Adjustments to reconcile net loss to net cash provided by
  operating activities
   Depreciation and amortization                                         1,121
   Deferred income taxes                                                  (564)
   Changes in operating assets and liabilities
     Accounts receivable, net                                            1,552
     Inventories, net                                                   (2,241)
     Cash value of life insurance and other assets                         (41)
     Accounts payable and accrued expenses                               1,664
                                                                    ----------
Net cash used for operating activities                                    (172)

INVESTING ACTIVITIES
Additions to property and equipment                                       (445)
                                                                    ----------
Net cash used for investing activities                                    (445)

FINANCING ACTIVITIES
Borrowings on line of credit, net                                          850
Payments of long-term debt                                                (122)
                                                                    ----------
Net cash provided by financing activities                                  728
                                                                    ----------
Net increase in cash and cash equivalents                                  111
Cash and equivalents at beginning of year                                   22
                                                                    ----------
Cash and equivalents at end of year                                 $      133
                                                                    ==========

                            SEE ACCOMPANYING NOTE.

                            PackerWare Corporation
                Note to Statements of Operations and Cash Flows

The unaudited statements of operations and cash flows of PackerWare Corporation for the period from November 1, 1996 to January 21, 1997 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the period presented are not necessarily indicative of the results that may be expected for the full fiscal year. These statements should be read in
conjunction  with   the  annual  financial  statements  and  related  note  of
PackerWare for the year ended October 31, 1996 included in this Form 8-K/A.

Comparative statements of operations and cash flows for the period from November 1, 1995 to January 21, 1996 have not been presented as these statements were not available.

                            BPC HOLDING CORPORATION
                         PRO FORMA UNAUDITED CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS
                            (DOLLARS IN THOUSANDS)


The   following  unaudited  pro  forma  condensed  consolidated  statement   of
operations and condensed consolidated balance sheet (collectively, the "Pro Forma Statements") give effect to the purchase of the outstanding common stock of PackerWare Corporation ("PackerWare") by Berry Plastics Corporation ("Berry"). Berry is a wholly owned subsidiary of BPC Holding Corporation ("Holding").

The pro forma information is based on the historical consolidated financial statements of Holding and historical financial statements of PackerWare, giving effect to the PackerWare acquisition using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma condensed consolidated financial statements. The pro forma statement of operations gives effect to the acquisition as if it had occurred on December 31, 1995 and the pro forma condensed balance sheet gives effect to the acquisition as if it had occurred on December 28, 1996.

The Pro Forma Statements do not purport to represent what Holding's consolidated financial position or results of operations would actually have been if such transaction had in fact occurred on such dates or to project Holding's consolidated financial position or results of operations for any future date or period. The pro forma adjustments are based upon available information and upon assumptions that Holding believes to be reasonable. The Pro Forma Statements and accompanying notes should be read in conjunction with the historical consolidated financial statements and related notes of Holding included within its Annual Report on Form 10-K for the year ended December 28, 1996, and with the financial statements and related notes of PackerWare for the year ended October 31, 1996 and the unaudited financial statements and related notes of PackerWare for the period from November 1, 1996 to January 21, 1997 included in this Form 8-K/A.

                            BPC HOLDING CORPORATION
           PRO FORMA UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                            (DOLLARS IN THOUSANDS)

                                                                       DECEMBER 28, 1996
                                              ---------------------------------------------------------------------------
                                               HOLDING             PACKERWARE              PRO FORMA         CONSOLIDATED
                                              HISTORICAL           HISTORICAL             ADJUSTMENTS         PRO FORMA
                                              ----------           ----------             -----------         -----------
ASSETS
   Current assets
     Cash and cash equivalents                  $10,192                  $22                     $-              $10,214
     Accounts receivable                         17,642                4,542                      -               22,184
     Inventories                                 13,607                7,537                      -               21,144
     Other current assets                         1,393                  786                    (52) (a)           2,127
                                                -------             --------                -------              -------
        Total current assets                     42,834               12,887                    (52)              55,669

   Assets held in trust                          30,188                    -                      -               30,188
   Property and equipment                        55,664               14,625                  2,625  (b)          72,914
   Intangible assets                             14,752                    -                  6,431  (b)          21,183
   Other assets                                   2,360                  377                   (336) (a)           2,401
                                                -------             --------                -------              -------
        Total assets                           $145,798              $27,889                 $8,668             $182,355
                                                =======             ========                =======              =======

LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities:
     Accounts payable                           $12,877               $3,614                     $-              $16,491
     Accrued expenses                            10,023                2,022                      -               12,045
     Accrued interest                             3,286                   35                    (35) (a)           3,286
     Current portion of long-term debt              738                7,837                 (7,837) (c)             738
                                                -------             --------                -------              -------
        Total current liabilities                26,924               13,508                 (7,872)              32,560

   Long-term debt:
     Holding 12.50% Senior Secured Notes        105,000                    -                      -              105,000
     Berry 12.25% Senior Subordinated Notes     100,000                    -                      -              100,000
     Industrial Revenue Bonds                    10,400                    -                      -               10,400
     Capital lease obligation                       547                    -                      -                  547
     Debt discount                                 (639)                   -                      -                 (639)
     PackerWare Employee Stock Ownership Plan
        obligation                                    -                6,480                 (6,480) (c)               -
     Berry revolving and senior
        credit facilities                             -                    -                 29,319  (d)          29,319
                                                -------             --------                -------              -------
        Total long-term debt                    215,308                6,480                 22,839              244,627
   Other liabilities                              1,116                  604                    998                2,718
                                                -------             --------                -------              -------
        Total liabilities                       243,348               20,592                 15,965              279,905

   Stockholders' equity (deficit):
   Common stock and additional paid-in           51,687                5,556                 (5,556) (e)          51,687
     capital
   Preferred stock                               11,216                    -                      -               11,216
   Treasury stock                                   (22)              (1,697)                 1,697  (e)             (22)
   Warrants                                       3,511                    -                      -                3,511
   Retained earnings (deficit)                 (163,942)               7,238                 (7,238) (e)        (163,942)
   Unearned Employee Stock Ownership shares         -                 (3,800)                 3,800  (e)               -
                                                -------             --------                -------              -------
        Total stockholders' equity (deficit)    (97,550)               7,297                 (7,297)             (97,550)
                                                -------             --------                -------              -------
        Total liabilities and stockholders'
        equity (deficit)                       $145,798              $27,889                 $8,668             $182,355
                                                =======              =======                =======              =======


                       SEE FOOTNOTES ON FOLLOWING PAGE.

                            BPC HOLDING CORPORATION
                    NOTES TO PRO FORMA UNAUDITED CONDENSED
                          CONSOLIDATED BALANCE SHEET
                            (DOLLARS IN THOUSANDS)

The historical balance sheet presented for Holding is as of December 28, 1996, and the historical balance sheet presented for PackerWare is as of October 31, 1996.
The following adjustments reflect the acquisition of the common stock of PackerWare, the effect of the consolidation of PackerWare's Nevada operations, and the repayment of the outstanding debt of PackerWare on a pro forma basis using proceeds from Berry's revolving credit facility.
The pro forma allocations to the assets acquired and liabilities assumed have been made using estimates by management and may be adjusted to reflect fair values subsequently established as a result of appraisals by a qualified appraiser.  The amount allocated to cost in excess of assets acquired may be subsequently adjusted to reflect such appraisals, but any such adjustment is not expected to be material.  The cost in excess of net assets acquired will be amortized by the straight-line method over a period of 15 years.
(a) Adjustments for assets of PackerWare not purchased and liabilities not assumed:
    Accounts receivable from employees                                                               $3
    Current portion of bond origination fees                                                         49
                                                                                                 ------
       Total other current assets                                                                    52
    Cash value of life insurance                                                                    301
    Long-term portion of bond origination fees                                                       35
                                                                                                 ------
       Total other assets                                                                           336
    Accrued interest                                                                                (35)
                                                                                                 ------
                                                                                                   $353
                                                                                                 ======

(b) Adjustments for assumed fair values of assets and liabilities of PackerWare:
    Increase of property and equipment to estimated fair value                                   $2,625
    Allocation of excess of purchase price over net assets acquired to intangible assets          6,431
    Deferred income taxes on the step-up to estimated fair value of property and equipment         (998)
                                                                                                 ------
                                                                                                 $8,058
                                                                                                 ======
(c) Repayment of PackerWare debt:
    Current portion of long-term debt                                                            $7,837
    Employee Stock Ownership Plan obligation                                                      6,480
                                                                                                 ------
                                                                                                $14,317
                                                                                                 ======
(d) Borrowings for payment of purchase price and transaction costs:
    Proceeds from Berry revolving and senior credit facilities                                  $29,319
                                                                                                 ------
(e) Elimination of PackerWare's stockholders' equity:
    Common stock and additional paid-in capital                                                  $5,556
    Treasury stock                                                                               (1,697)
    Retained earnings                                                                             7,238
    Unearned Employee Stock Ownership shares                                                     (3,800)
                                                                                                 ------
                                                                                                 $7,297
                                                                                                 ======

                            BPC HOLDING CORPORATION
      PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                            (DOLLARS IN THOUSANDS)

                                                             FISCAL 1996
                              HOLDING              PACKERWARE                  PRO FORMA               CONSOLIDATED
                             HISTORICAL            HISTORICAL                 ADJUSTMENTS                PRO FORMA
Net sales                     $151,058                $42,818                  ($1,007) (a)               $192,869
Cost of goods sold             110,110                 36,521  (d)              (1,564) (a)                144,494
                                                         (573) (b)
                             ---------                -------                   -------                   --------
Gross margin                    40,948                  6,297                    1,130                     48,375
Operating expenses              23,679                  4,773  (d)                (166) (a)                28,482
                                                                                    196 (b)
                             ---------                -------                   -------                   --------
Income from operations          17,269                  1,524                     1,100                    19,893
Interest expense, net         (20,075)                (1,469)                     (866) (b)               (22,410)
Other income (expense)           (302)                    426                         -                       124
                             ---------                -------                   -------                   --------
Income before income taxes     (3,108)                    481                       234                    (2,393)
Income tax expense                 239                    243                     (243) (c)                   239
                             ---------                -------                   -------                   --------
Net income (loss)              (3,347)                    238                       477                    (2,632)
Preferred stock dividends      (1,116)                      -                         -                    (1,116)
                             ---------                -------                   -------                   --------
Net income (loss) attributable
   to common shareholders     ($4,463)                   $238                      $477                   ($3,748)
                             =========                =======                   =======                   ========

                       SEE FOOTNOTES ON FOLLOWING PAGE.

                            BPC HOLDING CORPORATION
                    NOTES TO PRO FORMA UNAUDITED CONDENSED
                     CONSOLIDATED STATEMENT OF OPERATIONS
                            (DOLLARS IN THOUSANDS)



   The historical consolidated statement of operations presented for Holding is for its fiscal year ended
   December 28, 1996 and the historical statement of operations presented for PackerWare is for its fiscal year ended October 31, 1996.
(a) Adjustments of net sales, cost of goods sold and operating expenses due to shut down of
           PackerWare's Nevada operations:
   NET SALES:
   Elimination of total net sales of PackerWare's Nevada operations                             ($4,707)
   Addition of net sales retained due to transfer to other PackerWare location or to
           existing Holding location                                                              3,700
                                                                                                 ------
   Net reduction in net sales                                                                   ($1,007)
                                                                                                 ======

    COST OF GOODS SOLD:
    Elimination of total cost of goods sold of PackerWare's Nevada operations                   ($4,672)
   Addition of cost of sales related to net sales retained                                        3,108
                                                                                                 ------
   Net reduction in cost of goods sold                                                          ($1,564)
                                                                                                 ======

   OPERATING EXPENSE:
   Elimination of expenses incurred by PackerWare related to the sale of the company              ($166)
                                                                                                 ======
(b)Other adjustments to cost of goods sold, operating expenses and interest expense are comprised of the following:

   COST OF GOODS SOLD:
   Decrease in resin costs due to volume discounts available to Berry                           ($1,000)
   Net increase in depreciation expense due to a change in the remaining useful lives of
           the related assets                                                                       427
                                                                                                 ------
   Net reduction in cost of goods sold                                                            ($573)
                                                                                                 ======

   OPERATING EXPENSES:
   Elimination of former employee salaries                                                        ($241)
   Increase in amortization of cost in excess of net assets acquired                                437
                                                                                                 ------
   Net increase in operating expenses`                                                             $196
                                                                                                 ======

                            BPC HOLDING CORPORATION
                    NOTES TO PRO FORMA UNAUDITED CONDENSED
                     CONSOLIDATED STATEMENT OF OPERATIONS
                            (DOLLARS IN THOUSANDS)


   INTEREST EXPENSE:
   Elimination of interest expense on debt extinguished                                         ($1,485)
   Additional interest incurred on borrowing for the PackerWare acquisition                       2,351
                                                                                                 ------
   Net change in interest expense                                                                  $866
                                                                                                 ======

(c) Adjustments to income tax expense:
   Elimination of PackerWare income tax expenses due to a decrease in Holding's net operating loss offset by a corresponding decrease in the valuation allowance
     on deferred tax assets                                                                      ($243)
                                                                                                 ======
(d) Cost of goods sold and operating expenses include a total of $3,342 of depreciation and amortization expense


                 UNAUDITED PRO FORMA FINANCIAL INFORMATION OF
                          BERRY PLASTICS CORPORATION
                            (DOLLARS IN THOUSANDS)


The following summarizes pro forma unaudited financial information of Holding's wholly owned subsidiary, Berry. The pro forma information is based on the historical consolidated financial statements of Berry and historical financial statements of PackerWare, giving effect to the PackerWare acquisition using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma condensed consolidated financial statements. The pro forma statement of operations gives effect to the acquisition as if it had occurred on December 31, 1995 and the pro forma condensed balance sheet gives effect to the acquisition as if it had occurred on December 28, 1996.


CONSOLIDATED PRO FORMA BALANCE SHEET
Current assets                                            $  55,280
Property and equipment, net of accumulated depreciation      71,789
Other noncurrent assets                                      18,645
Current liabilities                                          31,856
Noncurrent liabilities                                      143,035

CONSOLIDATED STATEMENT OF OPERATIONS
Net sales                                                 $  189,169
Cost of goods sold                                           142,386
Income before income taxes                                     5,687
Net income                                                     5,250